Exhibit 4.6

Date                                               2009

CAPITAL PRODUCT PARTNERS L.P.
as Borrower

- and -

THE BANKS AND FINANCIAL INSTITUTIONS
listed in Schedule 1
as Lenders

- and -

HSH NORDBANK AG
as Agent and Security Trustee

- and -

HSH NORDBANK AG
as Bookrunner

- and -

HSH NORDBANK AG
as Swap Bank

FIFTH SUPPLEMENTAL AGREEMENT

in relation to a Loan Agreement dated 22 March 2007
(as amended and supplemented by supplemental agreements dated, respectively,
19 September 2007, 11 June 2008, 7 April 2009 and 8 April 2009)
in respect of revolving credit and term loan facilities
of (originally) US$370,000,000 in aggregate

WATSON, FARLEY & WILLIAMS
Piraeus

INDEX

Clause		Page
1	INTERPRETATION	2
2	AGREEMENT OF THE CREDITOR PARTIES	2
3	CONDITIONS PRECEDENT	3
4	REPRESENTATIONS AND WARRANTIES	3
5	AMENDMENTS TO LOAN AGREEMENT AND OTHER FINANCE DOCUMENTS	3
6	FURTHER ASSURANCES	5
7	FEES AND EXPENSES	6
8	COMMUNICATIONS	6
9	SUPPLEMENTAL	6
10	LAW AND JURISDICTION	6

SCHEDULE LENDERS	8
EXECUTION PAGES	9

THIS AGREEMENT is made on                                  2009

BETWEEN

(1)	CAPITAL PRODUCT PARTNERS L.P. as Borrower;

(2)	THE BANKS AND FINANCIAL INSTITUTIONS listed in Schedule 1 herein, as Lenders;

(3)	HSH NORDBANK AG, acting through its office at Gerhart-Hauptmann-Platz 50, D-20095 Hamburg, Germany as Agent;

(4)	HSH NORDBANK AG, acting through its office at Gerhart-Hauptmann-Platz 50, D-20095 Hamburg, Germany, as Security Trustee;

(5)	HSH NORDBANK AG, acting through its office at Gerhart-Hauptmann-Platz 50, D-20095 Hamburg, Germany, as Bookrunner; and

(6)	HSH NORDBANK AG, acting through its office at Martensdamm 6, D-24103 Kiel, Germany as Swap Bank.

BACKGROUND

(A)
By a loan agreement dated 22 March 2007 as amended and supplemented by supplemental agreements dated, respectively, 19 September 2007, 11 June 2008, 7 April 2009 and 8 April 2009 (together, the “Loan Agreement”) and made between (i) the Borrower, (ii) the Lenders, (iii) the Agent, (iv) the Security Trustee, (v) the Bookrunner and (vi) the Swap Bank, the Lenders agreed to make available to the Borrower revolving credit and term loan facilities in an amount of (originally) US$370,000,000 in aggregate of which an amount of US$366,500,000 is outstanding by way of principal on the date hereof.

(B)	The Borrower has requested that the Lenders give their consent:

(i)
for the Market Value of a Ship or a Fleet Vessel, which at the relevant time is subject to an Approved Charter to be calculated for the purposes of clause 15.4 of the Loan Agreement by taking into account the value of such Approved Charter during the period commencing on 30 June 2009 and ending on 30 June 2012 (the “Adjustment Period”); and

(ii)	the increase of the ratio of Total Indebtedness less cash and cash equivalents to the aggregate of Market Value of all Fleet Vessels during the Adjustment Period.

(C)	The Lenders’ consent to the Borrower’s requests referred to in Recital (B) are subject to the following conditions:

(i)	the Margin increasing to either 1.35 or 1.45 per cent. per annum during the Adjustment Period; and

(ii)
if at any time during the Adjustment Period, the rating of any Approved Charterer of a Ship or a Fleet Vessel subject to an Approved Charter at the relevant time falls below Aa2 (in the case of Moody’s) and/or AA (in the case of Fitch or S&P) (so long as at least two of the three rating agencies reduce their ratings below the levels referred to above), the Market Value of that Ship or a Fleet Vessel shall be calculated free of that Approved Charter.

(D)	This Agreement sets out the terms and conditions on which the Creditor Parties agree, with effect on and from the Effective Date, to amend the Loan Agreement.

IT IS AGREED as follows:

1	INTERPRETATION

1.1	Defined expressions. Words and expressions defined in the Loan Agreement and the other Finance Documents shall have the same meanings when used in this Agreement unless the context otherwise requires.

1.2	Definitions. In this Agreement, unless the contrary intention appears:

“Adjustment Period” has the meaning given in Recital B(i);

“Approved Charter” means, in relation to a Ship or a Fleet Vessel, a charterparty or other contract of employment in respect of that Ship or Fleet Vessel having an unexpired duration of at least 3 months entered into by the Owner of the Ship (or the applicable member of the Group in the case of a Fleet Vessel) with an Approved Charterer;

“Approved Charterer” means BP Shipping Limited or a charterer acceptable to the Agent (acting reasonably and on the instructions of the Majority Lenders) which is an oil major equivalent to BP plc (the parent company of BP Shipping Limited) and which is rated not less than Aa2 by Moody’s or AA by Fitch or S&P;

“Effective Date” means the date on which the conditions precedent in Clause 3 are satisfied;

“Fitch” means Fitch Ratings and includes its successors;

“Loan Agreement” means the loan agreement dated 22 March 2007 (as amended and supplemented from time to time) referred to in Recital (A);

“Moody’s” means Moody’s Investor Services Inc. and includes its successors;

“Mortgage Addendum” means, in respect of each Mortgage, an addendum thereto executed or to be executed by the relevant Owner in favour of the Security Trustee in such form as the Agent may approve or require and, in the plural, means all of them; and

“S&P” means Standard & Poor’s and includes its successors.

1.3	Application of construction and interpretation provisions of Loan Agreement. Clauses 1.2 and 1.5 of the Loan Agreement apply, with any necessary modifications, to this Agreement.

2	AGREEMENT OF THE CREDITOR PARTIES

2.1	Agreement of the Lenders. The Lenders agree, subject to and upon the terms and conditions of this Agreement:

(a)
to calculate during the Adjustment Period the market value of a Ship or a Fleet Vessel which at the relevant time is subject to an Approved Charter by taking into account the Approved Charter applicable thereto; and

(b)	to the increase of the ratio of Total Indebtedness less cash and cash equivalents to the aggregate of Market Value of all Fleet Vessels from 0.725:1 to 0.80:1.

2.2
Agreement of the Creditor Parties.  The Creditor Parties agree, subject to and upon the terms and conditions of this Agreement, to the consequential amendment of the Loan Agreement and the other Finance Documents in connection with the matters referred to in Clause 2.1.

2.3	Effective Date. The agreement of the Lenders and the other Creditor Parties contained in Clauses 2.1 and 2.2 shall have effect on and from the Effective Date.

3	CONDITIONS PRECEDENT

3.1	General. The agreement of the Lenders and the other Creditor Parties contained in Clauses 2.1 and 2.2 is subject to the fulfilment of the conditions precedent in Clause 3.2.

3.2
Conditions precedent.  The conditions referred to in Clause 3.1 are that the Agent shall have received the following documents and evidence in all respects in form and substance satisfactory to the Agent and its lawyers on or before the Effective Date:

(a)
documents of the kind specified in paragraphs 3, 4 and 5 of Schedule 3, Part A to the Loan Agreement in relation to the Borrower and each Owner in connection with their execution of this Agreement and the Mortgage Addenda, updated with appropriate modifications to refer to this Agreement;

(b)	an original of this Agreement duly executed by the parties to it and counter-signed by each of the Owners;

(c)
receipt of an original of each Mortgage Addendum duly signed by the relevant Owner and evidence satisfactory to the Agent and its lawyers that the same has been registered as a valid addendum to the applicable Mortgage in accordance with the laws of the applicable Approved Flag State;

(d)
in relation to each Ship and each Fleet Vessel subject to an Approved Charter, a copy of the Approved Charter applicable thereto duly executed by the parties thereto and evidence satisfactory to the Agent and its lawyers that the relevant Ship or Fleet Vessel is operating under that Approved Charter;

(e)
favourable opinions from lawyers appointed by the Agent on such matters concerning the laws of the Approved Flag State(s) on which the Ships are registered and such other relevant jurisdictions as the Agent may require;

(f)	evidence that the fees specified in Clause 7.1 have been received in full by the Agent; and

(g)	any other document or evidence as the Agent may request in writing from the Borrower.

4	REPRESENTATIONS AND WARRANTIES

4.1
Repetition of Loan Agreement representations and warranties.  The Borrower represents and warrants to the Creditor Parties that the representations and warranties in clause 10 of the Loan Agreement remain true and not misleading if repeated on the date of this Agreement.

4.2
Repetition of Finance Document representations and warranties.  The Borrower and each of the other Security Parties represents and warrants to the Creditor Parties that the representations and warranties in the Finance Documents (other than the Loan Agreement) to which it is a party remain true and not misleading if repeated on the date of this Agreement.

5	AMENDMENTS TO LOAN AGREEMENT AND OTHER FINANCE DOCUMENTS

5.1	Specific amendments to Loan Agreement. With effect on and from the Effective Date the Loan Agreement shall be amended as follows:

(a)	by adding the following definition in Clause 1.1 thereof:

““Adjustment Period” means the period commencing on 30 June 2009 and ending on 30 June 2012;”;

(b)	by adding in Clause 1.1 thereof the definitions of “Approved Charter”, “Approved Charterer”, “Moody’s”, “S&P”, “Fitch” and “Mortgage Addendum” set out in Clause 1.2 of this Agreement;

(c)	by adding in the definition of “Approved Broker” in Clause 1.1 thereof before the words “and Barry Rogliano Salles” the following:

“Arrow Sale & Purchase (UK) Ltd., Fearnleys AS, Oslo, Pareto Shipbrokers AS, Simpson Spence & Young, London,”;

(d)	by deleting the definition of “Margin” in Clause 1.1 thereof in its entirety and substituting the same with the following:

““Margin” means:

(a)	during the period starting on 22 March 2007 and ending on 29 June 2009, 0.75 per cent. per annum; and

(b)	at all other times thereafter:

(i)
at any time when (A) the ratio of Total Indebtedness less cash and cash equivalents to the aggregate Market Value of all Fleet Vessels is up to (and including) 70 per cent. and (B) the Security Cover Ratio is at least 143 per cent., 1.35 per cent. per annum; and

(ii)
at any time when either (A) the ratio of Total Indebtedness less cash and cash equivalents to the aggregate Market Value of all Fleet Vessels is more than 70 per cent. and up to (and including) 80 per cent. or (B) the Security Cover Ratio is more than 125 per cent. but less than 143 per cent., 1.45 per cent. per annum;”;

(e)	by deleting paragraph (a) of Clause 12.5 thereof in its entirety and by replacing it with the following:

“(a)	the ratio of Total Indebtedness less cash and cash equivalents to the aggregate Market Value of all the Fleet Vessels shall not exceed:

(i)	during the Adjustment Period, 0.80:1; and

(ii)	at all other times thereafter, 0.725:1;”

(f)	by deleting paragraph (d) of clause 15.4 thereof in its entirety and by replacing it with the following:

“(d)	on the basis of a sale for prompt delivery for cash on normal arm’s length commercial terms as between a willing seller and a willing buyer:

(i)	free of any existing charter or contract of employment:

(A)	for the purpose of determining the amount of any Advance which may during the Adjustment Period be reborrowed pursuant to the terms of this Agreement;

(B)	for the purpose of determining the aggregate Market Value of all Ships then subject to a Mortgage for any Advance to be reborrowed pursuant to the terms of this Agreement; and

(C)	at all times other than during the Adjustment Period; or

(ii)	inclusive of any Approved Charter during the Adjustment Period for the purpose of calculating the financial covenant set out in Clause 12.5(a);”; and

(g)	by adding a “hanging” paragraph at the end of clause 15.4 thereof as follows:

“If during the Adjustment Period:

(a)	Moody’s adjusts its rating of any Approved Charterer to below Aa2, and at least one of Fitch’s or S&P adjusts its rating of the same Approved Charterer to below AA; or

(b)	both Fitch’s and S&P adjust their rating of any Approved Charterer to below AA,

the Market Value of the Ship or Fleet Vessel then subject to an Approved Charter shall be calculated free of that Approved Charter ”.

5.2
Amendments to Finance Documents.  With effect on and from the Effective Date each of the Finance Documents other than the Loan Agreement shall be, and shall be deemed by this Agreement to have been, amended as follows:

(a)
the definition of, and references throughout each of the Finance Documents to, the Loan Agreement and any of the other Finance Documents shall be construed as if the same referred to the Loan Agreement and those Finance Documents as amended and supplemented by this Agreement;

(b)
by construing all references in the Loan Agreement and in the Finance Documents to a “Mortgage” as references to that Mortgage as amended and supplemented by the Mortgage Addendum applicable thereto; and

(c)
by construing references throughout each of the Finance Documents to “this Agreement”, “this Deed”, hereunder and other like expressions as if the same referred to such Finance Documents as amended and supplemented by this Agreement.

5.3	Finance Documents to remain in full force and effect. The Finance Documents shall remain in full force and effect as amended and supplemented by:

(a)	the amendments to the Finance Documents contained or referred to in Clauses 5.1 and 5.2; and

(b)	such further or consequential modifications as may be necessary to give full effect to the terms of this Agreement.

6	FURTHER ASSURANCES

6.1	Borrower’s and each Security Party’s obligation to execute further documents etc. The Borrower and each Security Party shall:

(a)
execute and deliver to the Security Trustee (or as it may direct) any assignment, mortgage, power of attorney, proxy or other document, governed by the law of England or such other country as the Security Trustee may, in any particular case, specify;

(b)	effect any registration or notarisation, give any notice or take any other step,

which the Agent may, by notice to the Borrower, specify for any of the purposes described in Clause 6.2 or for any similar or related purpose.

6.2	Purposes of further assurances. Those purposes are:

(a)
validly and effectively to create any Security Interest or right of any kind which the Security Trustee intended should be created by or pursuant to the Loan Agreement or any other Finance Document, each as amended and supplemented by this Agreement, and

(b)	implementing the terms and provisions of this Agreement.

6.3
Terms of further assurances.  The Security Trustee may specify the terms of any document to be executed by the Borrower or any Security Party under Clause 6.1, and those terms may include any covenants, powers and provisions which the Security Trustee considers appropriate to protect its interests.

6.4	Obligation to comply with notice. The Borrower or any Security Party shall comply with a notice under Clause 6.1 by the date specified in the notice.

7	FEES AND EXPENSES

7.1
Fee.  On the date of this Agreement the Borrower shall pay to the Agent for the account of the Lenders, a non-refundable amendment fee of $366,500, which shall be distributed by the Agent to each of the Lenders pro rata to their Commitments.

7.2	Expenses. The provisions of clause 20 (fees and expenses) of the Loan Agreement shall apply to this Agreement as if they were expressly incorporated in this Agreement with any necessary modifications.

8	COMMUNICATIONS

(a)
General.  The provisions of clause 28 (notices) of the Loan Agreement, as amended and supplemented by this Agreement, shall apply to this Agreement as if they were expressly incorporated in this Agreement with any necessary modifications.

9	SUPPLEMENTAL

9.1	Counterparts. This Agreement may be executed in any number of counterparts.

9.2	Third Party rights. A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Agreement.

10	LAW AND JURISDICTION

10.1	Governing law. This Agreement shall be governed by and construed in accordance with English law.

10.2
Incorporation of the Loan Agreement provisions.  The provisions of clause 30 (law and jurisdiction) of the Loan Agreement, as amended and supplemented by this Agreement, shall apply to this Agreement as if they were expressly incorporated in this Agreement with any necessary modifications.

THIS AGREEMENT has been duly executed as a Deed on the date stated at the beginning of this Agreement.

SCHEDULE

LENDERS

Lender	Lending Office
HSH Nordbank AG	Gerhart-Hauptmann-Platz 50 20095 Hamburg Germany Fax No: +49 40 33 33 34118
Alpha Bank A.E.	Akti Miaouli 89 185 38 Piraeus Greece Fax No: +30 210 429 0348
Deutsche Schiffsbank AG	Domshof 17 D-28195 Bremen Fax No: +49 421 3609293
National Bank of Greece S.A.	Bouboulinas 2 & Akti Miaouli 185 35 Piraeus Fax No: +30 210 414 4120
Fortis Bank	166 Syngrou Ave 176 71 Athens Fax No: +30 210 954 4368

EXECUTION PAGES

BORROWER

SIGNED by for and on behalf of CAPITAL PRODUCT PARTNERS L.P.	) ) )

LENDERS

SIGNED by for and on behalf of HSH NORDBANK AG	) ) )

SIGNED by for and on behalf of ALPHA BANK A.E.	) ) )

SIGNED by for and on behalf of DEUTSCHE SCHIFFSBANK AG	) ) )

SIGNED by for and on behalf of NATIONAL BANK OF GREECE S.A.	) ) )

SIGNED by for and on behalf of FORTIS BANK	) ) )

SWAP BANK

SIGNED by for and on behalf of HSH NORDBANK AG	) ) )

BOOKRUNNER

SIGNED by for and on behalf of HSH NORDBANK AG	) ) )

AGENT

SIGNED by for and on behalf of HSH NORDBANK AG	) ) )

SECURITY TRUSTEE

SIGNED by for and on behalf of HSH NORDBANK AG	) ) )

Witness to all the above signatures	) )

Name: Address:

COUNTERSIGNED  this day                of                       2009 for and on behalf of the following Security Parties each of which, by its execution hereof, confirms and acknowledges that it has read and understood the terms and conditions of this First Supplemental Agreement, that it agrees in all respects to the same and that the Finance Documents to which it is a party shall remain in full force and effect and shall continue to stand as security for the obligations of the Borrower under the Loan Agreement.

for and on behalf of APOLLONAS SHIPPING COMPANY	for and on behalf of NAVARRO INTERNATIONAL S.A.

for and on behalf of CARNATION SHIPPING COMPANY	for and on behalf of CENTURION NAVIGATION LIMITED

for and on behalf of IRAKLITOS SHIPPING COMPANY	for and on behalf of POLARWIND MARITIME .S.A.

for and on behalf of SHIPPING RIDER CO.	for and on behalf of TEMPEST MARINE INC.

for and on behalf of ROSS SHIPMANAGEMENT CO.	for and on behalf of LAREDO MARITIME INC.

for and on behalf of LORENZO SHIPMANAGEMENT INC.	for and on behalf of SPLENDOR SHIPHOLDING S.A.

for and on behalf of MANGO FINANCE CORP.

for and on behalf of SORREL SHIPMANAGEMENT INC.